Exhibit 99.1

InfuSystem Holdings, Inc. 3851 W. Hamlin Road
Rochester Hills, MI 48309 248-291-1210

FOR IMMEDIATE RELEASE

CONTACT:	Joe Dorame, Joe Diaz & Robert Blum
Lytham Partners, LLC 602-889-9700

InfuSystem Names Barry G. Steele as New Chief Financial Officer

Rochester Hills, Michigan, March 12, 2020 – InfuSystem Holdings, Inc. (NYSE American: INFU), (“InfuSystem” or the “Company”), a leading national health care service provider, facilitating outpatient care for durable medical equipment (“DME”) manufacturers and health care providers, today announced that Barry G. Steele has joined the Company as Chief Financial Officer, effective immediately after the Company files its annual report on Form 10-K for the year ended December 31, 2019.

Richard DiIorio, chief executive officer of InfuSystem, said, “After an extensive nationwide search, we are pleased that Barry Steele has agreed to join the Company as the new Chief Financial Officer. Barry brings more than 22 years of proven financial and operational experience that will be instrumental in growing our business. Barry’s broad base of experience will be a great asset to our leadership team and I look forward to working with him as we embark on the Company’s next stage of growth. I would like to thank interim CFO Wes Winnekins for all his efforts and contributions and his assistance in assuring a smooth transition.”

Barry G. Steele, 49, brings a strong track record of accomplishments with more than 22 years of senior-level financial experience. He previously served as Chief Financial Officer of Horizon Global Corporation (“Horizon”), a leading manufacturer of branded towing and trailering equipment.  Prior to Horizon, Mr. Steele served as Vice President of Finance and Chief Financial Officer of Gentherm Incorporated from 2004 to 2018. Gentherm Incorporated is a global developer and marketer of innovative thermal management technologies for a broad range of heating and cooling temperature control applications for the automotive and medical markets. From 1997 to 2004, Mr. Steele held various finance positions with Advanced Accessory Systems, LLC, a global supplier of specialty accessories to the automotive industry, including Chief Accounting Officer, Chief Financial Officer, Corporate Controller, Treasurer and Financial Reporting Manager.  From 1993 to 1997, Mr. Steele was Senior Auditor with Price Waterhouse LLP.

The Company also announced as part of Mr. Steele’s appointment, Mr. Wesley Winnekins responsibilities as the interim chief financial officer will conclude with the filing of the Company’s Form 10-K for the period ended December 31, 2019.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is a leading provider of infusion pumps and related DME support services to hospitals, clinics and other alternate site healthcare providers. Headquartered in Rochester Hills, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Massachusetts and Ontario, Canada. The Company’s stock is traded on the NYSE American under the symbol INFU.

Forward-Looking Statements

Certain statements contained in this press release that are not historical facts are considered to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements relating to future actions, business plans, objectives and prospects, future operating or financial performance. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “strategy,” “future,” “likely,” variations of such words, and other similar expressions, as they relate to the Company, are intended to identify forward-looking statements. Forward-looking statements are subject to factors, risks and uncertainties that could cause actual results to differ materially, including, but not limited to, our dependence on estimates of collectible revenue, potential litigation, changes in third-party reimbursement processes, changes in law and other risk factors disclosed in the Company’s most recent annual report on Form 10-K and, to the extent applicable, quarterly reports on Form 10-Q. All forward-looking statements made in this press release speak only as of the date hereof. We do not undertake any obligation to update any forward-looking statements to reflect future events or circumstances, except as required by law.

Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com.

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